EXHIBIT 15


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

re:  Charter Power Systems, Inc. and Subsidiaries
     Registration on Forms S-8 (Registration No. 33-31978,
     No. 33-71390 and No. 33-86672)

We are aware that our report dated November 21, 1995 on our review of interim financial information of Charter Power Systems, Inc. and Subsidiaries for the period ended October 31, 1995 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the registration statements of Charter Power Systems, Inc. and Subsidiaries on Forms S-8 (Registration No. 33-31978, No. 33-71390 and No. 33-86672). Pursuant to Rule 436(c) under the Securities Act of
1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


\s\ Coopers & Lybrand L.L.P.


COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 13, 1995